Exhibit 5.1

HUNTON & WILLIAMS LLP
ONE BANK OF AMERICA PLAZA
SUITE 1400
421 FAYETTEVILLE STREET
RALEIGH, NORTH CAROLINA 27601

TEL	919 • 899 • 3000
FAX	919 • 833 • 6352

FILE NO: 79226.3

April 16, 2013

Board of Directors

STAG Industrial, Inc.

99 High Street, 28th Floor

Boston, Massachusetts 02110

2,800,000 Shares of 6.625% Series B Cumulative Redeemable Preferred Stock

Gentlemen:

We have served as special counsel to STAG Industrial, Inc., a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company to the underwriters pursuant to the underwriting agreement, dated April 9, 2013 (the “Underwriting Agreement”), among the Company and STAG Industrial Operating Partnership, L.P., a Delaware limited partnership, on the one hand, and Raymond James & Associates, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (the “Underwriters”), on the other hand, of 2,800,000 shares (the “Shares”) of 6.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”) (including 300,000 shares issued pursuant to the Underwriters’ option to purchase additional shares) to be issued by the Company in an underwritten public offering. The Shares have been registered on a Registration Statement on Form S-3 (File No. 333-181290), which was declared effective by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on May 18, 2012 (the “Registration Statement”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)                                 the Company’s Articles of Amendment and Restatement, as amended, as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on May 8, 2012 and by the Secretary of the Company on the date hereof (the “Charter”);

(b)                                 the Articles Supplementary to the Charter setting forth the terms of the Series B Preferred Stock, as certified by the SDAT as of April 12, 2013 and by the Secretary of the Company as of the date hereof;

ATLANTA   AUSTIN   BANGKOK   BEIJING  BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES

McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON

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(c)                                  the Amended and Restated Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof;

(d)                                 the form of certificate representing a share of the Series B Preferred Stock, as certified by the Secretary of the Company on the date hereof;

(e)                                  the resolutions adopted by the board of directors (the “Board”) of the Company on May 7, 2012 and April 4, 2013, and resolutions adopted pursuant to an action by unanimous written consent of the Special Pricing Committee of the Board dated April 9, 2013 relating to, among other things, the registration, issuance and sale of the Shares and the price per share to be paid to the Company by the Underwriters (collectively, the “Resolutions”), as certified by the Secretary of the Company on the date hereof;

(f)                                   the Registration Statement;

(g)                                  the preliminary prospectus supplement, dated April 9, 2013, as filed with the Commission on April 9, 2013 pursuant to Rule 424(b) under the Securities Act, together with the base prospectus, dated May 18, 2012 (the “Base Prospectus”);

(h)                                 the final prospectus supplement, dated April 9, 2013, as filed with the Commission on April 10, 2013 pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus (collectively, the “Final Prospectus”);

(i)                                     an executed copy of the Underwriting Agreement;

(j)                                    an executed copy of the certificate of the Secretary of the Company, dated the date hereof, as to certain factual matters;

(k)                                 the certificate of the SDAT as to the due incorporation, existence and good standing of the Company in the State of Maryland dated April 10, 2013 (the “Good Standing Certificate”); and

(l)                                     such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and enforceability thereof upon the Company.

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:

1.                                      The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, and has the requisite corporate power to issue the Shares.

2.                                      The issuance of the Shares has been duly authorized and, when issued and delivered upon payment therefor in accordance with the Final Prospectus, the Resolutions and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

The opinion in paragraph 1 with respect to incorporation, existence and good standing of the Company in the State of Maryland is based solely on the Good Standing Certificate. In expressing the opinions above, we have assumed that none of the Shares will be issued in violation of Article VI of the Charter or Article III, Section 9 of the Articles Supplementary.

The foregoing opinions are limited to the Maryland General Corporation Law, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities (or “blue sky”) laws, including the securities laws of the State of Maryland or any federal or state laws regarding fraudulent transfers or fraudulent conveyances.  To the extent that any matter as to which our opinion is expressed herein would be governed by any provisions other than those set forth in the Maryland General Corporation Law, we do not express any opinion on such matter.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement in accordance with the requirements of Form S-3 and the rules and regulations promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Final

Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter.  This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton & Williams LLP